Exhibit 99

Snap-on Announces Second Quarter 2014 Results

Diluted EPS of $1.80 increases 20%;
Operating earnings before financial services of 16.7% of sales improves 130 basis points;
Second quarter sales up 8.2%

KENOSHA, Wis.--(BUSINESS WIRE)--July 17, 2014--Snap-on Incorporated (NYSE:SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the second quarter of 2014.

  Sales of $826.5 million increased $62.4 million, or 8.2%, from 2013 levels; excluding $10.5 million of acquisition-related sales and $1.4 million of favorable foreign currency translation, organic sales increased 6.6%.
  Operating earnings before financial services of $138.1 million improved to 16.7% of sales as compared to $117.8 million, or 15.4% of sales, last year.
  Financial services operating earnings of $34.8 million increased $4.2 million from 2013 levels.
  Consolidated operating earnings of $172.9 million improved to 19.7% of revenues (net sales plus financial services revenue) as compared to $148.4 million, or 18.4% of revenues, last year.
  Net earnings of $106.1 million, or $1.80 per diluted share, compares with net earnings of $88.4 million, or $1.50 per diluted share, a year ago.

“Our second quarter results include broad-based organic sales growth, which we believe affirms Snap-on’s unique capabilities in providing repeatability and reliability to a wide range of professional customers performing critical tasks in workplaces of consequence,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “At the same time, we remain committed to realizing ongoing benefits from our Snap-on Value Creation processes, as evidenced by this quarter’s 130 basis point improvement in operating margin before financial services and 20% growth in earnings per share. Finally, this continued progress along our defined runways for coherent growth and operating improvement would not be possible without the capability and commitment so evident across Snap-on, and I thank our franchisees and associates worldwide for their significant contributions and extraordinary efforts.”

Segment Results

Commercial & Industrial Group segment sales of $287.2 million in the quarter increased $21.0 million, or 7.9%, from 2013 levels. Excluding $1.2 million of unfavorable foreign currency translation, organic sales increased $22.2 million, or 8.4%, primarily due to higher volume with customers in critical industries and in the segment’s European-based hand tools business.

Operating earnings of $38.2 million in the period increased $4.6 million from 2013 levels, and the operating margin (operating earnings as a percentage of segment sales) of 13.3% improved 70 basis points from 12.6% a year ago.

Snap-on Tools Group segment sales of $369.1 million in the quarter rose $22.9 million, or 6.6%, from 2013 levels, reflecting sales increases in both the company’s U.S. and international franchise operations. Excluding $0.1 million of favorable foreign currency translation, organic sales also increased 6.6%.

Operating earnings of $60.5 million in the period increased $6.0 million from 2013 levels, and the operating margin of 16.4% improved 70 basis points from 15.7% a year ago.

Repair Systems & Information Group segment sales of $278.5 million in the quarter increased $32.3 million, or 13.1%, from 2013 levels. Excluding $10.5 million of acquisition-related sales and $2.7 million of favorable foreign currency translation, organic sales increased $19.1 million, or 7.7%, primarily due to higher sales to OEM dealership service and repair shops, and increased sales of diagnostic and repair information products to independent repair shop owners and managers.

Operating earnings of $64.6 million in the period increased $7.9 million from 2013 levels, and the operating margin of 23.2% improved 20 basis points from 23.0% a year ago.

Financial Services operating earnings of $34.8 million on revenue of $51.7 million in the quarter compares with operating earnings of $30.6 million on revenue of $44.5 million a year ago.

Corporate expenses of $25.2 million in the quarter compares with $27.0 million last year.

Outlook

In 2014, Snap-on expects to make continued progress along its defined runways for coherent growth, including enhancing the franchise network, expanding in the vehicle repair garage, extending to critical industries and building in emerging markets. In pursuit of these initiatives, Snap-on anticipates that capital expenditures in 2014 will be in a range of $75 million to $80 million. Snap-on continues to expect that its full year 2014 effective income tax rate will be comparable to its 2013 rate.

Conference Call and Webcast July 17, 2014, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, July 17, 2014, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, including the accompanying slide presentation, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on website.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.1 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 28, 2013, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

Net sales	$826.5	$764.1	$1,614.0	$1,505.8
Cost of goods sold	(426.1)	(390.9)	(834.9)	(775.7)
Gross profit	400.4	373.2	779.1	730.1
Operating expenses	(262.3)	(255.4)	(519.3)	(504.5)
Operating earnings before financial services	138.1	117.8	259.8	225.6

Financial services revenue	51.7	44.5	101.9	88.5
Financial services expenses	(16.9)	(13.9)	(32.7)	(27.4)
Operating earnings from financial services	34.8	30.6	69.2	61.1

Operating earnings	172.9	148.4	329.0	286.7
Interest expense	(12.7)	(13.8)	(26.4)	(27.4)
Other income (expense) – net	0.3	(1.7)	0.2	(2.3)
Earnings before income taxes and equity earnings	160.5	132.9	302.8	257.0
Income tax expense	(51.9)	(42.5)	(96.2)	(81.3)
Earnings before equity earnings	108.6	90.4	206.6	175.7
Equity earnings, net of tax	0.2	0.3	0.4	0.1
Net earnings	108.8	90.7	207.0	175.8
Net earnings attributable to noncontrolling interests	(2.7)	(2.3)	(5.0)	(4.6)
Net earnings attributable to Snap-on Inc.	$106.1	$88.4	$202.0	$171.2

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.83	$1.52	$3.48	$2.94
Diluted	1.80	1.50	3.42	2.90

Weighted-average shares outstanding:
Basic	58.1	58.2	58.1	58.2
Effect of dilutive securities	0.9	0.8	0.9	0.9
Diluted	59.0	59.0	59.0	59.1

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

Net sales:
Commercial & Industrial Group	$287.2	$266.2	$577.8	$532.6
Snap-on Tools Group	369.1	346.2	712.7	673.5
Repair Systems & Information Group	278.5	246.2	541.2	492.3
Segment net sales	934.8	858.6	1,831.7	1,698.4
Intersegment eliminations	(108.3)	(94.5)	(217.7)	(192.6)
Total net sales	$826.5	$764.1	$1,614.0	$1,505.8
Financial Services revenue	51.7	44.5	101.9	88.5
Total revenues	$878.2	$808.6	$1,715.9	$1,594.3

Operating earnings:
Commercial & Industrial Group	$38.2	$33.6	$77.3	$64.2
Snap-on Tools Group	60.5	54.5	109.7	101.7
Repair Systems & Information Group	64.6	56.7	122.7	113.2
Financial Services	34.8	30.6	69.2	61.1
Segment operating earnings	198.1	175.4	378.9	340.2
Corporate	(25.2)	(27.0)	(49.9)	(53.5)
Operating earnings	$172.9	$148.4	$329.0	$286.7
Interest expense	(12.7)	(13.8)	(26.4)	(27.4)
Other income (expense) – net	0.3	(1.7)	0.2	(2.3)
Earnings before income taxes
and equity earnings	$160.5	$132.9	$302.8	$257.0

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	June 28,	Dec. 28,
	2014	2013

Assets
Cash and cash equivalents	$115.8	$217.6
Trade and other accounts receivable – net	565.8	531.6
Finance receivables – net	400.5	374.6
Contract receivables – net	66.2	68.4
Inventories – net	467.5	434.4
Deferred income tax assets	88.5	85.4
Prepaid expenses and other assets	104.5	84.2
Total current assets	1,808.8	1,796.2

Property and equipment – net	401.8	392.5
Deferred income tax assets	56.5	57.1
Long-term finance receivables – net	611.9	560.6
Long-term contract receivables – net	233.0	217.1
Goodwill	870.5	838.8
Other intangibles – net	188.6	190.5
Other assets	57.2	57.2
Total assets	$4,228.3	$4,110.0

Liabilities and Equity
Notes payable and current maturities of long-term debt	$46.3	$113.1
Accounts payable	171.9	155.6
Accrued benefits	46.6	48.1
Accrued compensation	83.4	95.5
Franchisee deposits	60.5	59.4
Other accrued liabilities	288.0	243.7
Total current liabilities	696.7	715.4

Long-term debt	861.5	858.9
Deferred income tax liabilities	147.1	143.8
Retiree health care benefits	39.5	41.7
Pension liabilities	122.8	135.8
Other long-term liabilities	87.9	84.0
Total liabilities	1,955.5	1,979.6

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	243.7	225.1
Retained earnings	2,474.3	2,324.1
Accumulated other comprehensive loss	(36.5)	(44.8)
Treasury stock at cost	(493.5)	(458.6)
Total shareholders' equity attributable to Snap-on Inc.	2,255.4	2,113.2
Noncontrolling interests	17.4	17.2
Total equity	2,272.8	2,130.4
Total liabilities and equity	$4,228.3	$4,110.0

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	June 28,	June 29,
	2014	2013
Operating activities:
Net earnings	$108.8	$90.7
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	13.6	13.0
Amortization of other intangibles	6.1	6.5
Provision for losses on finance receivables	7.2	5.6
Provision for losses on non-finance receivables	3.2	2.1
Stock-based compensation expense	10.1	10.0
Excess tax benefits from stock-based compensation	(2.7)	(1.9)
Deferred income tax benefit	(9.6)	(3.5)
Loss on sale of assets	0.2	-
Changes in operating assets and liabilities, net of effects of acquisitions:
(Increase) decrease in trade and other accounts receivable	(5.0)	2.4
Increase in contract receivables	(8.0)	(0.8)
Increase in inventories	(9.9)	(15.7)
Increase in prepaid and other assets	(15.6)	(10.5)
Increase in accounts payable	11.4	4.4
Increase in accruals and other liabilities	14.6	7.8
Net cash provided by operating activities	124.4	110.1

Investing activities:
Additions to finance receivables	(200.9)	(177.1)
Collections of finance receivables	142.9	124.6
Capital expenditures	(22.7)	(16.7)
Acquisitions of businesses	(41.6)	(38.2)
Disposal of property and equipment	0.3	0.2
Other	2.3	(0.3)
Net cash used by investing activities	(119.7)	(107.5)

Financing activities:
Proceeds from short-term borrowings	-	1.6
Net increase in other short-term borrowings	29.8	2.4
Cash dividends paid	(25.6)	(22.3)
Purchase of treasury stock	(40.4)	(40.4)
Proceeds from stock purchase and option plans	19.3	18.7
Excess tax benefits from stock-based compensation	2.7	1.9
Other	(2.9)	(2.4)
Net cash used by financing activities	(17.1)	(40.5)

Effect of exchange rate changes on cash and cash equivalents	0.4	(1.0)
Decrease in cash and cash equivalents	(12.0)	(38.9)

Cash and cash equivalents at beginning of period	127.8	213.6
Cash and cash equivalents at end of period	$115.8	$174.7

Supplemental cash flow disclosures:
Cash paid for interest	$(1.6)	$(1.5)
Net cash paid for income taxes	(71.2)	(57.9)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Six Months Ended
	June 28,	June 29,
	2014	2013
Operating activities:
Net earnings	$207.0	$175.8
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	27.0	25.5
Amortization of other intangibles	12.3	12.8
Provision for losses on finance receivables	13.4	9.5
Provision for losses on non-finance receivables	6.6	6.2
Stock-based compensation expense	18.7	19.5
Excess tax benefits from stock-based compensation	(9.6)	(5.9)
Deferred income tax provision (benefit)	(2.8)	10.9
Loss (gain) on sale of assets	0.2	(0.1)
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(36.0)	(9.9)
Increase in contract receivables	(13.9)	(7.3)
Increase in inventories	(28.4)	(18.8)
Increase in prepaid and other assets	(35.3)	(19.8)
Increase in accounts payable	18.4	14.3
Increase (decrease) in accruals and other liabilities	35.1	(26.9)
Net cash provided by operating activities	212.7	185.8

Investing activities:
Additions to finance receivables	(370.6)	(321.5)
Collections of finance receivables	282.3	247.1
Capital expenditures	(41.0)	(31.4)
Acquisitions of businesses	(41.6)	(38.2)
Disposal of property and equipment	0.5	0.5
Other	(0.2)	(10.5)
Net cash used by investing activities	(170.6)	(154.0)

Financing activities:
Repayment of long-term debt	(100.0)	-
Proceeds from short-term borrowings	-	1.6
Repayments of short-term borrowings	-	(0.5)
Net increase in other short-term borrowings	33.8	9.0
Cash dividends paid	(51.2)	(44.4)
Purchase of treasury stock	(62.5)	(62.1)
Proceeds from stock purchase and option plans	32.1	26.1
Excess tax benefits from stock-based compensation	9.6	5.9
Other	(6.0)	(5.4)
Net cash used by financing activities	(144.2)	(69.8)

Effect of exchange rate changes on cash and cash equivalents	0.3	(1.8)
Decrease in cash and cash equivalents	(101.8)	(39.8)

Cash and cash equivalents at beginning of year	217.6	214.5
Cash and cash equivalents at end of period	$115.8	$174.7

Supplemental cash flow disclosures:
Cash paid for interest	$(27.8)	$(27.4)
Net cash paid for income taxes	(87.9)	(79.5)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

Net sales	$826.5	$764.1	$-	$-
Cost of goods sold	(426.1)	(390.9)	-	-
Gross profit	400.4	373.2	-	-
Operating expenses	(262.3)	(255.4)	-	-
Operating earnings before financial services	138.1	117.8	-	-

Financial services revenue	-	-	51.7	44.5
Financial services expenses	-	-	(16.9)	(13.9)
Operating earnings from financial services	-	-	34.8	30.6

Operating earnings	138.1	117.8	34.8	30.6
Interest expense	(12.5)	(13.3)	(0.2)	(0.5)
Intersegment interest income (expense) – net	13.9	11.8	(13.9)	(11.8)
Other income (expense) – net	0.3	(1.7)	-	-
Earnings before income taxes and equity earnings	139.8	114.6	20.7	18.3
Income tax expense	(44.3)	(35.8)	(7.6)	(6.7)
Earnings before equity earnings	95.5	78.8	13.1	11.6
Financial services – net earnings
attributable to Snap-on Inc.	13.1	11.6	-	-
Equity earnings, net of tax	0.2	0.3	-	-
Net earnings	108.8	90.7	13.1	11.6
Net earnings attributable to noncontrolling interests	(2.7)	(2.3)	-	-
Net earnings attributable to Snap-on Inc.	$106.1	$88.4	$13.1	$11.6

* Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Six Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

Net sales	$1,614.0	$1,505.8	$-	$-
Cost of goods sold	(834.9)	(775.7)	-	-
Gross profit	779.1	730.1	-	-
Operating expenses	(519.3)	(504.5)	-	-
Operating earnings before financial services	259.8	225.6	-	-

Financial services revenue	-	-	101.9	88.5
Financial services expenses	-	-	(32.7)	(27.4)
Operating earnings from financial services	-	-	69.2	61.1

Operating earnings	259.8	225.6	69.2	61.1
Interest expense	(26.0)	(26.5)	(0.4)	(0.9)
Intersegment interest income (expense) – net	27.3	23.1	(27.3)	(23.1)
Other income (expense) – net	0.2	(2.4)	-	0.1
Earnings before income taxes and equity earnings	261.3	219.8	41.5	37.2
Income tax expense	(81.0)	(67.7)	(15.2)	(13.6)
Earnings before equity earnings	180.3	152.1	26.3	23.6
Financial services – net earnings
attributable to Snap-on Inc.	26.3	23.6	-	-
Equity earnings, net of tax	0.4	0.1	-	-
Net earnings	207.0	175.8	26.3	23.6
Net earnings attributable to noncontrolling interests	(5.0)	(4.6)	-	-
Net earnings attributable to Snap-on Inc.	$202.0	$171.2	$26.3	$23.6

* Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	June 28,	Dec. 28,	June 28,	Dec. 28,
	2014	2013	2014	2013
Assets
Cash and cash equivalents	$113.4	$214.4	$2.4	$3.2
Intersegment receivables	18.3	15.3	-	-
Trade and other accounts receivable – net	565.3	531.1	0.5	0.5
Finance receivables – net	-	-	400.5	374.6
Contract receivables – net	7.5	7.0	58.7	61.4
Inventories – net	467.5	434.4	-	-
Deferred income tax assets	74.1	71.1	14.4	14.3
Prepaid expenses and other assets	107.5	88.1	1.6	1.3
Total current assets	1,353.6	1,361.4	478.1	455.3

Property and equipment – net	400.4	390.9	1.4	1.6
Investment in Financial Services	206.0	193.7	-	-
Deferred income tax assets	56.3	56.8	0.2	0.3
Intersegment long-term notes receivable	168.7	9.6	-	-
Long-term finance receivables – net	-	-	611.9	560.6
Long-term contract receivables – net	12.8	12.0	220.2	205.1
Goodwill	870.5	838.8	-	-
Other intangibles – net	188.6	190.5	-	-
Other assets	60.3	58.9	1.1	1.1
Total assets	$3,317.2	$3,112.6	$1,312.9	$1,224.0

Liabilities and Equity
Notes payable and current maturities of long-term debt	$46.3	$13.1	$-	$100.0
Accounts payable	170.3	150.7	1.6	4.9
Intersegment payables	-	-	18.3	15.3
Accrued benefits	46.5	48.1	0.1	-
Accrued compensation	81.5	91.9	1.9	3.6
Franchisee deposits	60.5	59.4	-	-
Other accrued liabilities	255.2	229.5	37.4	22.2
Total current liabilities	660.3	592.7	59.3	146.0

Long-term debt and intersegment long-term debt	-	-	1,030.2	868.5
Deferred income tax liabilities	147.0	142.7	0.1	1.1
Retiree health care benefits	39.5	41.7	-	-
Pension liabilities	122.8	135.8	-	-
Other long-term liabilities	74.8	69.3	17.3	14.7
Total liabilities	1,044.4	982.2	1,106.9	1,030.3

Total shareholders' equity attributable to Snap-on Inc.	2,255.4	2,113.2	206.0	193.7
Noncontrolling interests	17.4	17.2	-	-
Total equity	2,272.8	2,130.4	206.0	193.7
Total liabilities and equity	$3,317.2	$3,112.6	$1,312.9	$1,224.0

* Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262-656-6121
Media:
Richard Secor
262-656-5561